Exhibit 23.1

                               ANDREW T. COLDICUTT
                                 ATTORNEY AT LAW
                              3113 GOLDSMITH STREET
                               SAN DIEGO, CA 92106
                                Ph: 619-228-4970
                             Facsimile: 619-546-0843
                       Email: Andrew.Coldicutt@Hotmail.com


April 7, 2010

To Whom It May Concern:

The Law Office of Andrew Coldicutt, consents to the inclusion of the Opinion as to Legality for Impact Explorations Inc. of March 1, 2010 in the S-1/A with the
U. S. Securities and Exchange Commission.

Very Truly Yours,


/s/ Andrew Coldicutt, Esq.
--------------------------------
Andrew Coldicutt, Esq.